Exhibit 5

To:	Chasm Lake Management Services, LLC (“CLMS”)

and:	Sofaer Capital Inc. (“Sofaer”)

and:	Restructuring Investors Limited (“RIL”)

and:	Passlake Limited (“Passlake”)

January 10, 2007

Dear Sirs

Whereas:

(A)	CLMS, Sofaer, RIL and Passlake entered into an Investor Group Agreement in respect of Far East Energy Corporation dated 23 December 2004 (“Agreement”); and

(B)	the parties wish to confirm that the Agreement has been terminated,

The parties hereby agree that the Agreement is terminated, but without prejudice to any rights, interests, liabilities or obligations arising under such Agreement in respect of the period prior to the date hereof.

This Deed shall be construed in accordance with English Law.

EXECUTED and DELIVERED

for and on behalf of

CHASM LAKE MANAGEMENT

SERVICES, LLC (acting for itself

and as representative for Persistency,

a Cayman Islands limited company)

acting by its duly authorised

representative

	) ) ) ) ) ) ) )	Signature: /s/ Andrew J. Morris Name / Position: Andrew J. Morris/ Managing Director

in the presence of:		/s/ Vincent Maffucci

Name of witness		Vincent Maffucci

Address of witness		8 Eckhardt Circle Montville, NJ 07045

EXECUTED and DELIVERED

for and on behalf of

SOFAER CAPITAL INC. (acting

for itself and as agent for Citco

Trustees (Cayman) Limited as trustee

for the Sofaer Capital Global Hedge

Fund and Citco Trustees (Cayman)

Limited as trustee for the Sofaer

Capital Asian Hedge Fund) acting by

its duly authorised representative

	) ) ) ) ) ) ) ) ) )	Signature: /s/ Tim Whyte Name / Position: Tim Whyte/ Investment Manager

in the presence of:		/s/ Ben Belldegrun

Name of witness		Ben Belldegrun

Address of witness		2 Petyward, Marlowe Court Flat 11 London SW3 3PD
EXECUTED and DELIVERED for and on behalf of RESTRUCTURING INVESTORS LIMITED acting by its duly authorised representative	) ) ) ) )	Signature: /s/ Leonard O’Brien Name / Position: Leonard O’Brien/Director of Silex Management of Limited as Sole Director of Restructuring Investors Limited
in the presence of:

Name of witness

Address of witness

EXECUTED and DELIVERED for and on behalf of PASSLAKE LIMITED acting by its duly authorised representative	) ) ) )	Signature: /s/ Constantine G. Papadimitriou Name / Position: Constantine G. Papadimitriou /Director

in the presence of:

Name of witness

Address of witness